Exhibit 99.1

Independent Bank Corp. Reports 13% Annual Net Income Growth

Strong Results Fueled by Loan and Deposit Growth, Steady Asset Quality

ROCKLAND, Mass.--(BUSINESS WIRE)--January 19, 2012--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced an increase in net income for the full year to $45.4 million, an improvement of 12.9% compared to the prior year. Diluted earnings per share for 2011 were $2.12, an increase of 11.6% as compared to the year ago period. Net income for the fourth quarter of 2011 was $11.2 million, or $0.52 on a diluted earnings per share basis. The results of the fourth quarter 2011 represent a decrease of $0.04, or 7.1%, on a diluted per share basis as compared to the linked quarter results. These results include a $757,000 prepayment penalty during the fourth quarter that resulted in a $0.02 per share charge arising from the Company’s use of excess cash to pay down borrowings.

Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “2011 was a strong year in terms of earnings, loan and deposit growth, and new customer acquisition. Rockland Trust continues to demonstrate that our focus on customer intimacy, combined with a disciplined credit culture, is a strategy that produces solid results. Consumers and businesses choose Rockland Trust for the personal service and innovative products our employees consistently provide.”

BALANCE SHEET

Total assets of $5.0 billion at December 31, 2011 are up $70.5 million from the prior quarter and $274.5 million as compared to the year ago period.

Total loans rose to $3.8 billion at December 31, 2011, an increase of 7.6% from the prior quarter, on an annualized basis, and continue to be led by strong volumes in the commercial and home equity portfolios. For the full year, loans increased $238.7 million, or 6.7%. The Company has consistently generated steady loan growth, as companies continue to realize that Rockland Trust’s high service and flexible solutions are an attractive alternative to national banks.

Deposits increased by 9.4%, on an annualized basis, to $3.9 billion at December 31, 2011, as compared to the prior quarter. For the full year, deposits increased $249.0 million, or 6.9%. Core deposits increased by $90.6 million to $3.2 billion during the linked quarter and grew to 83.5% of total deposits. The Company’s cost of deposits continued its steady decline to 0.31%, down 6 basis points for the quarter, reflecting its emphasis on low cost deposits and deeper banking relationships. The Company continues to experience robust organic household growth as evidenced by the core deposit growth of 10.3% for the year ended December 31, 2011.

The securities portfolio of $518.5 million decreased by $3.1 million during the quarter and decreased by 11.8% for the year as the Bank deployed cash flows from securities to support lending activities.

Stockholders’ equity at December 31, 2011 increased by 1.7% to $469.1 million when compared to September 30, 2011. The Tier 1 leverage capital ratio at December 31, 2011 remained strong at 8.59%, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

Net interest income of $41.9 million was up slightly as compared to the prior quarter, driven by higher loan levels. The net interest margin in the fourth quarter of 2011 declined to 3.78%, as compared to 3.84% in the linked quarter, due to the decreasing yield on earning assets resulting from the sustained low interest rate environment. Additionally, the Company’s overnight cash position was significantly higher on average during the fourth quarter, as compared to the linked quarter, further compressing the margin.

NON-INTEREST INCOME

The Company recorded non-interest income of $14.3 million during the fourth quarter of 2011 which represents a $2.0 million, or 16.2%, increase from the prior quarter. Significant changes in non-interest income included the following:

  Mortgage banking income increased by $653,000, or 72.0%, reflective of continued rising volumes of mortgage originations and refinancing activity, due to the lower rate environment.
  Other non-interest income increased by $1.5 million, due to the change in the fair value of the Company’s trading assets, which increased by $790,000 from the prior quarter, as well as increased income on loan level interest rate derivatives of $557,000.
  Investment management revenue decreased by $269,000, or 7.7%, due primarily to decreased mutual fund commissions. Assets under management in the investment management division were $1.7 billion at December 31, 2011, an increase of $89.5 million compared to the linked quarter.

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $37.0 million in the fourth quarter of 2011, an increase of $1.5 million, or 4.3%, when compared to the quarter ended September 30, 2011. Significant changes in non-interest expense included the following:

  As mentioned previously, during the fourth quarter of 2011, the Company prepaid $28.0 million of borrowings, resulting in a prepayment penalty of $757,000, pre-tax.
  Other non-interest expense increased by $828,000, or 9.3%, which is primarily attributable to increases in the following; consultant fees of $260,000 primarily related to loan workouts, appraisal fees of $149,000, and contract labor of $145,000 related to increased residential mortgage originations and loan workouts.

The Company generated a return on average assets and a return on average common equity in the fourth quarter of 2011 of 0.91% and 9.45%, respectively, as compared to 0.99% and 10.28% for the quarter ended September 30, 2011.

The Company’s effective tax rate was 27.4% for the year ended December 31, 2011, an increase from 23.3% for the prior year period. The increase is due to a decrease in tax credits recognized under the New Markets Tax Credit program as well as a proportional increase in non tax-exempt income in 2011.

ASSET QUALITY

The Company continued to maintain a solid credit profile during the quarter. The provision for loan losses was $3.8 million and $2.0 million for the quarters ended December 31, 2011 and September 30, 2011, respectively, exceeding net charge-offs in both periods. For the full year, the provision for loan losses decreased by $7.2 million due to continued strong credit performance and a stabilizing economic environment. For the full year, net charge-offs declined to 0.26% of average loans from 0.43% in the prior year. For the quarter, net charge-offs increased to $2.8 million, or 0.30%, on an annualized basis of average loans compared to $1.4 million, or 0.15%, for the quarter ended September 30, 2011. Nonperforming loans increased to $29.0 million, or 0.76% of total loans at December 31, 2011, from $26.6 million, or 0.72% of total loans, at September 30, 2011. Total nonperforming assets of $37.1 million were essentially flat in the fourth quarter due to the decline in other real estate owned balances. Delinquency as a percentage of loans increased to 1.01% at December 31, 2011 compared to 0.89% at September 30, 2011.

The allowance for loan losses was $48.3 million at December 31, 2011, compared with the prior quarter level of $47.3 million. The Company’s allowance for loan losses was 1.27% as a percentage of total loans at both December 31, 2011, and September 30, 2011.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 20, 2012. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-877-317-6789 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Pass code: 10008317. The webcast replay will be available until January 20, 2013.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has approximately $5.0 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	Dec. 2011 vs.	Dec. 2011 vs.
	2011	2011	2010	Sept. 2011	Dec. 2010

Assets
Cash and Due From Banks	$58,301	$53,821	$42,112	8.32%	38.44%
Interest Earning Deposits with Banks	179,203	180,352	119,170	-0.64%	50.38%
Fed Funds Sold	-	667	-	-100.00%	n/a
Securities
Trading Assets	8,240	7,984	7,597	3.21%	8.46%
Securities Available for Sale	305,332	293,073	377,457	4.18%	-19.11%
Securities Held to Maturity	204,956	220,552	202,732	-7.07%	1.10%
Total Securities	518,528	521,609	587,786	-0.59%	-11.78%

Loans Held for Sale	20,500	22,156	27,917	-7.47%	-26.57%
Loans
Commercial and Industrial	575,716	567,552	502,952	1.44%	14.47%
Commercial Real Estate	1,847,654	1,815,063	1,717,118	1.80%	7.60%
Commercial Construction	128,904	119,309	129,421	8.04%	-0.40%
Small Business	78,509	77,230	80,026	1.66%	-1.90%
Total Commercial	2,630,783	2,579,154	2,429,517	2.00%	8.28%
Residential Real Estate	416,570	441,600	473,936	-5.67%	-12.10%
Residential Construction	9,631	6,306	4,175	52.73%	130.68%
Consumer - Home Equity	696,063	648,475	579,278	7.34%	20.16%
Total Consumer Real Estate	1,122,264	1,096,381	1,057,389	2.36%	6.14%
Total Other Consumer	41,343	47,590	68,773	-13.13%	-39.88%
Total Loans	3,794,390	3,723,125	3,555,679	1.91%	6.71%
Less - Allowance for Loan Losses	(48,260)	(47,278)	(46,255)	2.08%	4.33%
Net Loans	3,746,130	3,675,847	3,509,424	1.91%	6.74%
Federal Home Loan Bank Stock	35,854	35,854	35,854	0.00%	0.00%
Bank Premises and Equipment	48,252	47,646	45,712	1.27%	5.56%
Goodwill and Core Deposit Intangible	140,722	141,103	141,956	-0.27%	-0.87%
Other Assets	222,750	220,711	185,807	0.92%	19.88%
Total Assets	$4,970,240	$4,899,766	$4,695,738	1.44%	5.85%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$992,418	$977,323	$842,067	1.54%	17.85%
Savings and Interest Checking Accounts	1,473,812	1,424,060	1,375,254	3.49%	7.17%
Money Market	780,437	744,682	717,286	4.80%	8.80%
Time Certificates of Deposit	630,162	641,468	693,176	-1.76%	-9.09%
Total Deposits	3,876,829	3,787,533	3,627,783	2.36%	6.86%
Borrowings
Federal Home Loan Bank and Other Borrowings	229,701	260,076	305,458	-11.68%	-24.80%
Federal Funds Purchased and Assets Sold Under Repurchase Agreements	216,128	216,331	168,119	-0.09%	28.56%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Total Borrowings	537,686	568,264	565,434	-5.38%	-4.91%
Total Deposits and Borrowings	4,414,515	4,355,797	4,193,217	1.35%	5.28%
Other Liabilities	86,668	82,903	66,049	4.54%	31.22%
Stockholders' Equity
Common Stock	213	212	210	0.47%	1.43%
Additional Paid in Capital	233,878	232,845	226,708	0.44%	3.16%
Retained Earnings	239,452	232,369	210,320	3.05%	13.85%
Accumulated Other Comprehensive Income/(Loss), Net of Tax	(4,486)	(4,360)	(766)	2.89%	485.64%
Total Stockholders' Equity	469,057	461,066	436,472	1.73%	7.47%
Total Liabilities and Stockholders' Equity	$4,970,240	$4,899,766	$4,695,738	1.44%	5.85%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	December 31,	September 30,	December 31,	Dec. 2011 vs.	Dec. 2011 vs.
	2011	2011	2010	Sept. 2011	Dec. 2010

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$81	$49	$71	65.31%	14.08%
Interest and Dividends on Securities	4,592	5,007	5,827	-8.29%	-21.19%
Interest on Loans	43,533	43,763	43,797	-0.53%	-0.60%
Interest on Loans Held for Sale	176	116	276	51.72%	-36.23%
Total Interest Income	48,382	48,935	49,971	-1.13%	-3.18%
INTEREST EXPENSE
Interest on Deposits	2,907	3,419	4,029	-14.98%	-27.85%
Interest on Borrowed Funds	3,621	3,842	4,553	-5.75%	-20.47%
Total Interest Expense	6,528	7,261	8,582	-10.10%	-23.93%
Net Interest Income	41,854	41,674	41,389	0.43%	1.12%
Less - Provision for Loan Losses	3,800	2,000	3,575	90.00%	6.29%
Net Interest Income after Provision for Loan Losses	38,054	39,674	37,814	-4.08%	0.63%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,254	4,223	4,057	0.73%	4.86%
Interchange and ATM Fees	2,052	2,005	1,473	2.34%	39.31%
Investment Management	3,222	3,491	2,955	-7.71%	9.04%
Mortgage Banking Income	1,560	907	1,950	72.00%	-20.00%
BOLI Income	847	757	839	11.89%	0.95%
Gross Change on Write-Down of Certain Investments to Fair Value	(48)	(318)	172	-84.91%	-127.91%
Less: Portion of Other-Than-Temporary Impairment Losses Recognized in OCI	9	290	(238)	-96.90%	-103.78%
Net Loss on Write-Down of Certain Investments to Fair Value	(39)	(28)	(66)	39.29%	-40.91%
Other Non-Interest Income	2,419	960	3,055	151.98%	-20.82%
Total Non-Interest Income	14,315	12,315	14,263	16.24%	0.36%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	20,693	20,568	20,322	0.61%	1.83%
Occupancy and Equipment Expenses	3,970	4,107	3,943	-3.34%	0.68%
Data Processing and Facilities Management	1,063	1,152	1,578	-7.73%	-32.64%
FDIC Assessment	736	691	1,303	6.51%	-43.51%
Prepayment Fee on Borrowings	757	-	-	100.00%
Other Non-Interest Expense	9,733	8,905	9,542	9.30%	2.00%
Total Non-Interest Expense	36,952	35,423	36,688	4.32%	0.72%
INCOME BEFORE INCOME TAXES	15,417	16,566	15,389	-6.94%	0.18%
PROVISION FOR INCOME TAXES	4,248	4,607	3,551	-7.79%	19.63%
NET INCOME	$11,169	$11,959	$11,838	-6.61%	-5.65%

BASIC EARNINGS PER SHARE	$0.52	$0.56	$0.56	-7.14%	-7.14%
DILUTED EARNINGS PER SHARE	$0.52	$0.56	$0.56	-7.14%	-7.14%
BASIC AVERAGE SHARES	21,484,695	21,463,714	21,208,509
DILUTED AVERAGE SHARES	21,504,053	21,476,791	21,238,482

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.78%	3.84%	3.91%
Return on Average Assets	0.91%	0.99%	1.01%
Return on Average Common Equity	9.45%	10.28%	10.85%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$11,169	$11,959	$11,838	-6.61%	-5.65%
Non-Interest Expense Components, net of tax
Add - Prepayment Fees on Borrowings	448	-	-

NET OPERATING EARNINGS	$11,617	$11,959	$11,838	-2.86%	-1.87%

Diluted Earnings Per Share, on an Operating Basis	$0.54	$0.56	$0.56	-3.57%	-3.57%

CONSOLIDATED STATEMENTS OF INCOME
	Twelve Months Ended		% Change
	December 31,	December 31,	Dec. 2011 vs.
	2011	2010	Dec. 2010

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$162	$337	-51.93%
Interest and Dividends on Securities	20,657	24,657	-16.22%
Interest on Loans	174,450	177,064	-1.48%
Interest on Loans Held for Sale	482	666	-27.63%
Total Interest Income	195,751	202,724	-3.44%
INTEREST EXPENSE
Interest on Deposits	13,355	20,254	-34.06%
Interest on Borrowed Funds	15,317	18,509	-17.25%
Total Interest Expense	28,672	38,763	-26.03%
Net Interest Income	167,079	163,961	1.90%
Less - Provision for Loan Losses	11,482	18,655	-38.45%
Net Interest Income after Provision for Loan Losses	155,597	145,306	7.08%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	16,628	13,624	22.05%
Interchange and ATM Fees	7,733	5,084	52.10%
Investment Management	13,532	11,723	15.43%
Mortgage Banking Income	4,197	5,041	-16.74%
BOLI Income	3,170	3,192	-0.69%
Net Gain on Sale of Securities	723	458	57.86%
Gross Change on Write-Down of Certain Investments to Fair Value	53	497	-89.34%
Less: Portion of Other-Than-Temporary Impairment Losses Recognize in OCI	(296)	(831)	-64.38%
Net Loss on Write-Down of Certain Investments to Fair Value	(243)	(334)	-27.25%
Other Non-Interest Income	6,960	8,118	-14.26%
Total Non-Interest Income	52,700	46,906	12.35%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	81,275	76,983	5.58%
Occupancy and Equipment Expenses	16,916	16,011	5.65%
Data Processing and Facilities Management	4,891	5,773	-15.28%
FDIC Assessment	3,496	5,247	-33.37%
Prepayment Fee on Borrowings	757	-	100.00%
Other Non-Interest Expense	38,378	35,731	7.41%
Total Non-Interest Expense	145,713	139,745	4.27%
INCOME BEFORE INCOME TAXES	62,584	52,467	19.28%
PROVISION FOR INCOME TAXES	17,148	12,227	40.25%
NET INCOME	$45,436	$40,240	12.91%

BASIC EARNINGS PER SHARE	$2.12	$1.90	11.58%
DILUTED EARNINGS PER SHARE	$2.12	$1.90	11.58%
BASIC AVERAGE SHARES	21,422,757	21,178,117
DILUTED AVERAGE SHARES	21,451,587	21,203,915

Net Interest Margin (FTE)	3.90%	3.95%
Return on Average Assets	0.96%	0.88%
Return on Average Common Equity	9.93%	9.46%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME	$45,436	$40,240	12.91%
Non-Interest Income Components, net of tax
Less - Net Gain on Sale of Securities	(428)	(271)
Non-Interest Expense Components, net of tax
Add - Prepayment Fees on Borrowings	448	-
Add - Fair Value Mark on a Terminated Hedging Relationship	-	328
NET OPERATING EARNINGS	$45,456	$40,297	12.80%

Diluted Earnings Per Share, on an Operating Basis	$2.12	$1.90	11.58%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended					Twelve Months Ended
				% Change	% Change			% Change
	December 31,	September 30,	December 31,	Dec. 2011 vs.	Dec. 2011 vs.	December 31,	December 31,	Dec. 2011 vs.
	2011	2011	2010	Sept. 2011	Dec. 2010	2011	2010	Dec. 2010

Non-Interest Income GAAP	$14,315	$12,315	$14,263	16.24%	0.36%	$52,700	$46,906	12.35%
Less - Net Gain on Sale of Securities	-	-	-	n/a	n/a	(723)	(458)	57.86%
Add - Other-Than-Temporary-Impairment on Securities	39	28	66	39.29%	-40.91%	243	334	-27.25%
Non-Interest Income as Adjusted	$14,354	$12,343	$14,329	16.29%	0.17%	$52,220	$46,782	11.62%

Non-Interest Expense GAAP	$36,952	$35,423	$36,688	4.32%	0.72%	$145,713	$139,745	4.27%
Less - Fair Value Mark on a Terminated Hedging Relationship	-	-	-	n/a	n/a	-	(554)	-100.00%
Add - Prepayment Fee on Borrowings	757	-	-	n/a	n/a	757	-	n/a
Non-Interest Expense as Adjusted	$37,709	$35,423	$36,688	6.45%	2.78%	$146,470	$139,191	5.23%

ASSET QUALITY	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	At			For the Three Months Ending			For the Twelve Months Ending
	December 31,	September 30,	December 31,	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2011	2010	2011	2010

Nonperforming Loans
Commercial & Industrial Loans	$1,883	$1,836	$3,123	$361	$672	$1,037	$2,468	$4,809
Small Business Loans	542	1,032	887	132	368	495	1,030	2,062
Commercial Real Estate Loans	13,109	10,673	9,836	1,246	(281)	594	2,803	5,163
Residential Real Estate Loans	9,867	10,420	6,728	69	88	46	559	498
Installment Loans - Home Equity	3,130	2,009	1,756	692	320	378	1,574	808
Installment Loans - Other	422	655	778	318	192	388	1,043	1,421
Total Nonperforming Loans / Total Net Charge-offs	$28,953	$26,625	$23,108	$2,818	$1,359	$2,938	$9,477	$14,761
Non-Accrual Securities	1,272	1,255	1,051
Other Assets in Possession	266	270	61
Other Real Estate Owned	6,658	8,497	7,273
Nonperforming Assets	$37,149	$36,647	$31,493

Nonperforming Loans/Gross Loans	0.76%	0.72%	0.65%
Allowance for Loan Losses/Nonperforming Loans	166.68%	177.57%	200.17%
Gross Loans/Total Deposits	97.87%	98.30%	98.01%
Allowance for Loan Losses/Total Loans	1.27%	1.27%	1.30%

Net charge-offs to average loans (quarter annualized)				0.30%	0.15%	0.33%
Net charge-offs to average loans (year-to-date)							0.26%	0.43%

	Three Months Ending	Three Months Ending
	December 31,	September 30,
Nonperforming Assets Reconciliation	2011	2011
Nonperforming Assets Beginning Balance	$36,647	$30,963
New to Nonperforming	9,279	12,937
Loans Charged-Off	(3,155)	(2,171)
Loans Paid-Off	(821)	(2,708)
Loans Transferred to Other Real Estate Owned/Other Assets	(650)	(1,458)
Loans Restored to Accrual Status	(2,296)	(1,415)
New to Other Real Estate Owned	650	1,458
Sale of Other Real Estate Owned	(2,508)	(300)
Other	3	(659)
Nonperforming Assets Ending Balance	$37,149	$36,647

	December 31,	September 30,	December 31,
Financial Ratios	2011	2011	2010
Book Value per Common Share	$21.82	21.48	$20.57
Tangible Common Book Value per Share (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$16.21	$15.85	$14.86
Tangible Common Capital/Tangible Assets	6.80%	6.72%	6.47%
Tangible Common Capital/Tangible Asset (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	7.18%	7.12%	6.89%

Capital Adequacy
Tier one leverage capital ratio (1)	8.59%	8.59%	8.19%
Tier one common ratio (1)	9.10%	9.02%	8.61%
(1) Estimated number for December 31, 2011

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited - Dollars in Thousands)	Three Months Ended
	December 31, 2011			September 30, 2011			December 31, 2010
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$129,956	$81	0.25%	$78,285	$49	0.25%	$113,325	$71	0.25%
Securities
Trading Assets	8,152	80	3.89%	8,437	72	3.39%	7,469	80	4.25%
Taxable Investment Securities	511,302	4,467	3.47%	526,509	4,856	3.66%	588,797	5,627	3.79%
Non-taxable Investment Securities (1)	4,066	76	7.42%	7,104	133	7.43%	10,816	203	7.45%
Total Securities:	523,520	4,623	3.50%	542,050	5,061	3.70%	607,082	5,910	3.86%
Loans Held for Sale	23,237	176	3.00%	12,422	116	3.70%	34,252	276	3.20%
Loans
Commercial and Industrial	562,638	5,917	4.17%	555,745	5,840	4.17%	486,845	5,405	4.40%
Commercial Real Estate	1,830,429	23,294	5.05%	1,800,914	23,496	5.18%	1,667,304	23,384	5.56%
Commercial Construction	122,518	1,417	4.59%	129,540	1,495	4.58%	136,831	1,540	4.47%
Small Business	77,477	1,136	5.82%	77,850	1,141	5.81%	79,863	1,190	5.91%
Total Commercial	2,593,062	31,764	4.86%	2,564,049	31,972	4.95%	2,370,843	31,519	5.27%
Residential Real Estate	426,442	4,721	4.39%	450,225	4,915	4.33%	490,439	5,810	4.70%
Residential Construction	7,703	88	4.53%	6,735	73	4.30%	4,842	59	4.83%
Consumer - Home Equity	673,509	6,370	3.75%	638,991	6,103	3.79%	542,979	5,229	3.82%
Total Consumer Real Estate	1,107,654	11,179	4.00%	1,095,951	11,091	4.01%	1,038,260	11,098	4.24%
Total Other Consumer	44,242	865	7.76%	49,864	978	7.78%	72,781	1,412	7.70%
Total Loans:	3,744,958	43,808	4.64%	3,709,864	44,041	4.71%	3,481,884	44,029	5.02%
Total Interest-Earning Assets	$4,421,671	$48,688	4.37%	$4,342,621	$49,267	4.50%	$4,236,543	$50,286	4.71%
Cash and Due from Banks	58,257			57,103			55,541
Federal Home Loan Bank Stock	35,854			35,854			35,854
Other Assets	357,871			345,400			331,791
Total Assets	$4,873,653			$4,780,978			$4,659,729
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,401,182	$768	0.22%	$1,364,307	$839	0.24%	$1,271,639	$876	0.27%
Money Market	742,344	687	0.37%	723,736	763	0.42%	736,700	866	0.47%
Time Deposits	624,458	1,453	0.92%	659,154	1,817	1.09%	721,970	2,287	1.26%
Total interest-bearing deposits:	$2,767,984	$2,908	0.42%	$2,747,197	$3,419	0.49%	$2,730,309	$4,029	0.59%
Borrowings:
Federal Home Loan Bank and Other Borrowings	$256,907	$1,731	2.67%	$264,066	$1,814	2.73%	$309,168	$2,391	3.07%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	213,738	417	0.77%	201,588	559	1.10%	182,501	693	1.51%
Junior Subordinated Debentures	61,857	925	5.93%	61,857	922	5.91%	61,857	922	5.91%
Subordinated Debentures	30,000	547	7.23%	30,000	547	7.23%	30,000	547	7.23%
Total Borrowings	562,502	3,620	2.55%	557,511	3,842	2.73%	583,526	4,553	3.10%
Total Interest-Bearing Liabilities	$3,330,486	$6,528	0.78%	$3,304,708	$7,261	0.87%	$3,313,835	$8,582	1.03%
Demand Deposits	994,500			944,518			841,440

Other Liabilities	79,842			70,380			71,785
Total Liabilities	$4,404,828			$4,319,606			$4,227,060
Stockholders' Equity	468,825			461,372			432,669
Total Liabilities and Stockholders' Equity	$4,873,653			$4,780,978			$4,659,729

Net Interest Income		$42,160			$42,006			$41,704

Interest Rate Spread (2)			3.59%			3.63%			3.68%

Net Interest Margin (3)			3.78%			3.84%			3.91%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,762,484	$2,908		$3,691,715	$3,419		$3,571,749	$4,029
Cost of Total Deposits			0.31%			0.37%			0.45%
Total Funding Liabilities, including Demand Deposits	$4,324,986	$6,528		$4,249,226	$7,261		$4,155,275	$8,582
Cost of Total Funding Liabilities			0.60%			0.68%			0.82%

(1)

The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $306, $332, and $315 for the three months ended December 31, 2011. September 30, 2011, and December 31, 2010, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Twelve Months Ended
	December 31, 2011			December 31, 2010
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$65,053	$162	0.25%	$132,019	$337	0.26%
Securities
Trading Assets	8,329	285	3.42%	7,225	262	3.63%
Taxable Investment Securities	540,564	20,041	3.71%	569,069	23,722	4.17%
Non-taxable Investment Securities (1)	7,471	560	7.50%	15,877	1,138	7.17%
Total Securities:	556,364	20,886	3.75%	592,171	25,122	4.24%
Loans Held for Sale	14,646	482	3.29%	16,266	666	4.09%
Loans
Commercial and Industrial	538,805	22,867	4.24%	427,004	19,457	4.56%
Commercial Real Estate	1,792,247	93,604	5.22%	1,646,419	94,217	5.72%
Commercial Construction	126,083	5,805	4.60%	155,524	7,507	4.83%
Small Business	78,851	4,606	5.84%	81,091	4,829	5.96%
Total Commercial	2,535,986	126,882	5.00%	2,310,038	126,010	5.45%
Residential Real Estate	450,501	20,203	4.48%	525,203	25,235	4.80%
Residential Construction	5,685	260	4.57%	6,565	334	5.09%
Consumer - Home Equity	635,695	24,015	3.78%	504,886	19,369	3.84%
Total Consumer Real Estate	1,091,881	44,478	4.07%	1,036,654	44,938	4.33%
Total Other Consumer	53,551	4,171	7.79%	88,077	6,799	7.72%
Total Loans:	3,681,418	175,531	4.77%	3,434,769	177,747	5.17%
Total Interest-Earning Assets	$4,317,481	$197,061	4.56%	$4,175,225	$203,872	4.88%
Cash and Due from Banks	55,897			62,103
Federal Home Loan Bank Stock	35,854			35,854
Other Assets	336,617			316,234
Total Assets	$4,745,849			$4,589,416
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,355,478	$3,216	0.24%	$1,183,247	$4,397	0.37%
Money Market	728,380	3,050	0.42%	739,264	4,565	0.62%
Time Deposits	656,486	7,089	1.08%	814,462	11,292	1.39%
Total interest-bearing deposits:	$2,740,344	$13,355	0.49%	$2,736,973	$20,254	0.74%
Borrowings:
Federal Home Loan Bank and Other Borrowings	$284,400	$7,199	2.53%	$320,953	$9,589	2.99%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	193,904	2,284	1.18%	182,467	3,084	1.69%
Junior Subordinated Debentures	61,857	3,663	5.92%	61,857	3,666	5.93%
Subordinated Debentures	30,000	2,171	7.24%	30,000	2,170	7.23%
Total Borrowings	570,161	15,317	2.69%	595,277	18,509	3.11%
Total Interest-Bearing Liabilities	$3,310,505	$28,672	0.87%	$3,332,250	$38,763	1.16%
Demand Deposits	910,701			773,718

Other Liabilities	67,221			58,199
Total Liabilities	$4,288,427			$4,164,167
Stockholders' Equity	457,422			425,249
Total Liabilities and Stockholders' Equity	$4,745,849			$4,589,416

Net Interest Income		$168,389			$165,109

Interest Rate Spread (2)			3.70%			3.72%

Net Interest Margin (3)			3.90%			3.95%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,651,045	$13,355		$3,510,691	$20,254
Cost of Total Deposits			0.37%			0.58%
Total Funding Liabilities, including Demand Deposits	$4,221,206	$28,672		$4,105,968	$38,763
Cost of Total Funding Liabilities			0.68%			0.94%
(1)

The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,310 and $1,148 for the twelve months ended December 31, 2011, and December 31, 2010, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer